SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                  Form 8-K

                                CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) June 20, 2002
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                              WesBanco, Inc.
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           (Exact name of registrant as specified in its charter)


        West Virginia                 0-8467                 55-0571723
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(State or other jurisdiction       (Commission           (IRS Employer
   of incorporation)                File Number)         Identification No.)


     1 Bank Plaza, Wheeling, WV                               26003
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (304) 234-9000
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Former name or former address, if changed since last report  Not Applicable
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Item 5. Other Events.

     WesBanco's Board of Directors has announced the adoption of a new stock repurchase plan, to repurchase up to an additional one million shares of WesBanco common stock. The current repurchase program approved by the Board on March 21, 2001 is nearing completion, with approximately 150,000 shares remaining to be purchased. The shares previously purchased were used primarily for the recent acquisition of American Bancorporation. The timing, price and quantity of purchases will be at the discretion of the corporation and the program may be discontinued or suspended at any time.

Item 7. Financial Statements and Exhibits

       (c) Exhibits.

                99  -  Press release dated June 20, 2002, regarding a stock repurchase program to purchase up to one million shares of WesBanco common stock.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WesBanco, Inc.
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                                          (Registrant)


June 25, 2002
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    Date                                  /s/ Paul M. Limbert
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                                          President & Chief Executive Officer